UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 26, 2008
Greenville Federal Financial Corporation

(Exact name of registrant as specified in its charter)

United States	000-51668	20-3742295

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 Wagner Avenue, Greenville, Ohio 45331

(Address of principal executive offices) (Zip Code)
937-548-4158

(Registrant’s telephone number, including area code)
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
                    David M. Kepler, the President and Chief Executive Officer of Greenville Federal Financial Corporation (“GFFC”), has informed the board of directors of GFFC of his intention to retire, effective sometime between March 31, 2009, and June 30, 2009, as President and Chief Executive Officer of GFFC, of Greenville Federal, GFFC’s wholly-owned subsidiary, and of Greenville Federal MHC, which owns 55% of the outstanding common shares of GFFC. Mr. Kepler has been employed by Greenville Federal since 1973 and has served as President and Chief Executive Officer of Greenville Federal since 1997 and GFFC since GFFC’s formation in 2005. Mr. Kepler has no present intention to resign as a director of any of the three companies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENVILLE FEDERAL FINANCIAL CORPORATION
Date: March 28, 2008	By:	/s/ Susan J. Allread
Susan J. Allread
Vice President, CFO, Secretary and Treasurer